Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001
FIRM/AFFILIATE
OFFICES
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BOSTON
CHICAGO
HOUSTON
LOS ANGELES
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WASHINGTON, D.C.
WILMINGTON
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BRUSSELS
FRANKFURT
HONG KONG
LONDON
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SINGAPORE
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________

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

September 26, 2025
Via Transportation, Inc.
14 5th Ave, 17th Floor
New York, NY 10011

RE:	Via Transportation, Inc.
Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special United States counsel to Via Transportation, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company of up to 9,562,142 shares (the “Plan Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), consisting of (a) up to 6,004,200 shares of Class A Common Stock (the “2018 Plan Shares”) issuable pursuant to stock options outstanding under the Company’s 2018 Equity Incentive Plan (as amended and/or restated, the “2018 Plan”) and (b) up to 3,557,942 shares of Class A Common Stock (the “2012 Plan Shares”) issuable pursuant to stock options outstanding under the Company’s 2012 Equity Incentive Plan (as amended and/or restated, the “2012 Plan”). To the extent that (i) such stock options expire or otherwise terminate without having been exercised in full, (ii) any 2018 Plan Shares or 2012 Plan Shares are tendered to or withheld by the Company for payment of the exercise price or for satisfaction of tax withholding obligations or (iii) any 2018 Plan Shares or 2012 Plan Shares are forfeited to or repurchased by the Company due to failure to vest, up to 2,662,128 of the Plan Shares will become available for issuance under the Company’s 2025 Omnibus Incentive Plan (the “2025 Plan” and together with the 2018 Plan and the 2012 Plan, the “Plans”) and therefore the Registration Statement also relates to the issuance and sale by the Company of up to 2,662,128 shares of Class A Common Stock (the “Returning Shares”) under the 2025 Plan.

Via Transportation, Inc.
September 26, 2025

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”).
In rendering the opinion stated herein, we have examined and relied upon the following:
(a)the Registration Statement in the form to be filed with the Commission on the date hereof;
(b)a copy of the 2025 Plan;
(c)a copy of the 2018 Plan;
(d)a copy of the 2012 Plan;
(e)an executed copy of a certificate of Erin H. Abrams, Chief Legal Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 29, 2012 and as in effect on May 29, 2012, certified pursuant to the Secretary’s Certificate.
(g)a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 2, 2017 and as in effect on June 27, 2018, certified pursuant to the Secretary’s Certificate.
(h)a copy of the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 2, 2023 (the “2023 Charter”), and Amendment No. 1 to the 2023 Charter, as filed with the Secretary of State of the State of Delaware on October 24, 2024, and, in each case, as in effect on August 12, 2025 and August 31, 2025, certified pursuant to the Secretary’s Certificate.
(i)a copy of the Company’s Amended and Restated Certificate of Incorporation, as in effect as of the date hereof, as filed with the Secretary of State of the State of Delaware as of September 15, 2025, certified by the Secretary of State of the State of Delaware as of September 15, 2025 and certified pursuant to the Secretary’s Certificate (the “New Charter”);
(j)a copy of the Company’s Bylaws, as in effect on May 29, 2012, June 27, 2018, August 12, 2025 and August 31, 2025, certified pursuant to the Secretary’s Certificate;
(k)a copy of the Company’s Amended and Restated Bylaws, as in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “New Bylaws”); and
(l)copies of certain resolutions of the Board of Directors of the Company relating to the approval of the Plans and certain related matters, adopted on May 29, 2012, June 27, 2018, August 12, 2025 and August 31, 2025, certified pursuant to the Secretary’s Certificate.

Via Transportation, Inc.
September 26, 2025

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.
In rendering the opinion stated herein, we have also assumed that (i) the Plan Shares will be issued in book-entry form and an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar has been or will be issued by the Company’s transfer agent and registrar, (ii) the issuance of the Plan Shares have been or will be properly recorded in the books and records of the Company, (iii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses or other stock-based awards have been or will be granted pursuant to the Plans (each, an “Award Agreement”) is or will be consistent with the applicable Plan, (iv) each Award Agreement has been or will be duly authorized, validly executed and delivered by the parties thereto, (v) the Company’s authorized capital stock is as set forth in the New Charter, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, (vi) the Company will continue to have sufficient authorized shares of Class A Common Stock, (vii) except to the extent expressly stated in the opinions contained herein, the issuance of the Plan Shares does not and will not violate any statute to which the Company or such issuance is subject and (viii) the issuance of the Plan Shares does not and will not conflict with or constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the New Charter or the New Bylaws).
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate

Via Transportation, Inc.
September 26, 2025

action on the part of the Company under the DGCL and, when the Plan Shares are issued to the participants in accordance with the terms and conditions of the applicable Plan and the applicable Award Agreement for consideration in an amount at least equal to the par value of such Plan Shares, the Plan Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
JAW